Exhibit 99.1

CleanSpark, Inc. Announces Upsize and Pricing of

$1.15 Billion Convertible Notes Offering

LAS VEGAS, November 10, 2025 – CleanSpark, Inc. (Nasdaq: CLSK), America's Bitcoin Miner® (“CleanSpark” or the “Company”), today announced the upsize and pricing of its offering of $1.15 billion aggregate principal amount of 0.00% Convertible Senior Notes due 2032 (the “Convertible Notes”). The Convertible Notes will be sold to the initial purchasers for resale in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Key Elements of the Transaction:

•
$1.15 billion 0.00% Convertible Senior Notes offering (27.50% conversion premium)
•
The repurchase of approximately $460 million of the common stock from investors in the Convertible Notes

CleanSpark has granted the initial purchasers of the Convertible Notes a 13-day option to purchase up to an additional $150 million aggregate principal amount of the Convertible Notes. The offering is expected to close on November 13, 2025, subject to satisfaction of customary closing conditions.

Use of Proceeds:

The Company anticipates that the aggregate net proceeds from the offering of Convertible Notes will be approximately $1.13 billion (or approximately $1.28 billion if the initial purchasers exercise in full their option to purchase additional Convertible Notes), after deducting the initial purchasers’ discounts and estimated expenses payable by the Company. The Company intends to use approximately $460 million to repurchase shares of its common stock from investors in the Convertible Notes, and the remaining net proceeds for the expansion of the Company’s power and land portfolio, the development of data center infrastructure, the repayment of outstanding bitcoin-backed line of credit balances and general corporate purposes.

Additional Details of the Convertible Notes:

The Convertible Notes will be senior unsecured obligations of the Company. The Convertible Notes will not bear regular interest, and the principal amount of the Convertible Notes will not accrete. The Convertible Notes will mature on February 15, 2032, unless earlier repurchased, redeemed or converted in accordance with their terms. Prior to August 15, 2031, the Convertible Notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, the Convertible Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

The Convertible Notes will be convertible into cash, shares of the common stock or a combination of cash and shares of the common stock, at the Company’s election. The conversion rate will initially be 52.1832 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $19.16 per share of the common stock). The initial conversion price of the Convertible Notes represents a premium of approximately 27.50% to the $15.03 closing price per share of the common stock on The Nasdaq Capital Market on November 10, 2025. The conversion rate will be subject to adjustment in certain circumstances. In addition, upon conversion in connection with certain corporate events or a notice of redemption, the conversion rate will increase.

The Company may not redeem the Convertible Notes prior to February 20, 2029. The Company may redeem for cash all or any portion of the Convertible Notes, at its option, on or after February 20, 2029, if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect on each of at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption to holders at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. In connection with certain corporate events or if the Company calls any note for redemption, it will, under certain circumstances, be required to increase the conversion rate for holders that elect to convert their notes in connection with such corporate event or notice of redemption.

Holders of the Convertible Notes will have the right to require the Company to purchase all or a portion of Convertible Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Convertible Notes) at a repurchase price equal to 100% of the principal amount of their Convertible Notes, plus any accrued and unpaid special interest, if any.

Share Repurchases:

The Company has agreed to repurchase shares of its common stock from certain of the investors in the Convertible Notes in privately negotiated transactions, at a purchase price per share equal to the $15.03 closing price per share of the common stock on The Nasdaq Capital Market on November 10, 2025.

The Convertible Notes and any shares of common stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act, securities laws of any other jurisdiction, and the Convertible Notes and such shares of common stock may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Convertible Notes will be offered by the initial purchasers only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the Convertible Notes, nor shall there be any sale of the Convertible Notes or common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CleanSpark

CleanSpark (Nasdaq: CLSK), America's Bitcoin Miner®, is a market-leading data center developer with a proven track record of success. We own a portfolio of more than 1.3 GW of power, land, and data centers across the United States powered by globally competitive energy prices. Sitting at the intersection of Bitcoin, energy, operational excellence and capital stewardship, we optimize our infrastructure to deliver superior returns to our shareholders. Monetizing low-cost, high reliability energy by producing a global emerging critical resource – compute – positions us to prosper in an ever-changing world.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts, such as statements concerning the estimated net proceeds of the offering, the anticipated use of such net proceeds and expectations regarding the closing of the offering. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of CleanSpark’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others, uncertainties related to the completion of the offering and related transactions, including risks related to the satisfaction of the closing conditions for the sale of the Convertible Notes, and other risks described in the Company’s prior press releases and in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading "Risk Factors" in those filings, and other risks the Company may identify from time to time. Forward-looking statements contained herein are made only as to the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investors:

Harry Sudock

702-989-7693

ir@cleanspark.com

Media:

Eleni Stylianou

702-989-7694

pr@cleanspark.com